Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors

Campus Crest Communities, Inc.:

We consent to the incorporation by reference in the registration statements on Form S-3, as amended (Nos. 333-177648, 333-177646, 333-188144, and 333-192413) and on Form S-8 (No. 333-169958)) of Campus Crest Communities, Inc. of our reports dated March 3, 2014, with respect to the consolidated balance sheets of Campus Crest Communities, Inc. and subsidiaries as of December 31, 2013 and 2012, and the related consolidated statements of operations and comprehensive income (loss), changes in equity, and cash flows for each of the years in the three-year period ended December 31, 2013, and related financial statement Schedule III, real estate and accumulated depreciation, and the effectiveness of internal control over financial reporting as of December 31, 2013, which reports appear in the December 31, 2013 annual report on Form 10-K/A of Campus Crest Communities, Inc.

/s/ KPMG LLP

Charlotte, North Carolina

June 20, 2014